UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2018

INVENTRUST PROPERTIES CORP.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51609	34-2019608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3025 Highland Parkway
Downers Grove, Illinois 60515
(Address of Principal Executive Offices)
(855) 377-0510
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On December 21, 2018, InvenTrust Properties Corp. (the “Company”) entered into an amended and restated unsecured term loan agreement with a syndicate of lenders, Wells Fargo Bank, National Association, as Administrative Agent, and certain other financial institutions party thereto (the “Term Loan Agreement”). The Term Loan Agreement, which amends and restates the Company’s prior term loan agreement in its entirety, provides for $400 million of delayed draw term loans, consisting of up to $250 million of 5-year tranche A-1 term loans (of which $226 million was drawn at closing) and up to $150 million of 5.5-year tranche A-2 term loans (of which $126 million was drawn at closing). The Term Loan Agreement provides that the term loans will bear interest, at the Company’s option, at the rate of either (i) the London interbank offered rate (“LIBOR”) plus an applicable margin ranging from 1.20% to 1.70% depending on the Company’s leverage ratio or (ii) a base rate plus an applicable margin ranging from 0.20% to 0.70% depending on the Company’s leverage ratio. An unused fee is charged on the unused portion of the term loans at a rate ranging from 0.15% to 0.25% depending on the Company’s leverage ratio.
Certain subsidiaries of the Company entered into a guaranty (the “Term Loan Guaranty”) pursuant to which such subsidiaries have absolutely, irrevocably and unconditionally guaranteed to Wells Fargo Bank, National Association, as Administrative Agent, for the benefit of the lenders party to the Term Loan Agreement, the payment and performance of the obligations of the Company under the Term Loan Agreement as and when due and payable.
In addition, on December 21, 2018, the Company entered into an amended and restated unsecured revolving facility agreement with a syndicate of lenders, KeyBank National Association, as Administrative Agent, and certain other financial institutions party thereto (the “Revolving Facility Agreement”). The Revolving Facility Agreement amends and restates the Company’s prior revolving facility agreement in its entirety and provides for $350 million of aggregate revolving commitments with a four year maturity. The Revolving Facility Agreement provides that the loans will bear interest, at the Company’s option, at the rate of either (i) LIBOR plus an applicable margin ranging from 1.05% to 1.50% depending on the Company’s leverage ratio or (ii) a base rate plus an applicable margin ranging from 0.05% to 0.50% depending on the Company’s leverage ratio. In addition, a facility fee accrues on the aggregate commitments at a rate ranging from 0.15% to 0.30% depending on the Company’s leverage ratio. There are currently no borrowings outstanding under the Revolving Facility Agreement.
Certain subsidiaries of the Company entered into a guaranty (the “Revolving Facility Guaranty”) pursuant to which such subsidiaries have absolutely, irrevocably and unconditionally guaranteed to KeyBank National Association, as Administrative Agent, for the benefit of the lenders party to the Revolving Facility Agreement, the payment and performance of the obligations of the Company under the Revolving Facility Agreement as and when due and payable.
The description set forth in this Item 1.01 is qualified in its entirety by reference to the full text of the Term Loan Agreement, which is also attached hereto as Exhibit 10.1, the Term Loan Guaranty, which is also attached hereto as Exhibit 10.2, the Revolving Facility Agreement, which is also attached hereto as Exhibit 10.3, and the Revolving Facility Guaranty, which is also attached hereto as Exhibit 10.4, each of which is incorporated herein by reference.
On December 31, 2018, the Company issued a press release announcing the entry into by the Company of the amended and restated unsecured term loan agreement and the amended and restated unsecured revolving facility agreement as described above.  A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information regarding the Term Loan Agreement, the Term Loan Guaranty, the Revolving Facility Agreement and the Revolving Facility Guaranty included in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
Amended and Restated Term Loan Credit Agreement dated as of December 21, 2018, among InvenTrust Properties Corp., as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A and U.S. Bank National Association, as tranche A-1 Co-Syndication Agents, PNC Bank, National Association and U.S. Bank National Association, as tranche A-2 Co-Syndication Agents, BMO Harris Bank, N.A. and Fifth Third Bank, as tranche A-1 Co-Documentation Agents, KeyBank National Association, as tranche A-2 Documentation Agent, and the other lenders from time to time party thereto.

10.2
Subsidiary Guaranty dated as of December 21, 2018, by certain subsidiaries of InvenTrust Properties Corp. to and for the benefit of Wells Fargo Bank, National Association, individually and as Administrative Agent.

10.3
Second Amended and Restated Credit Agreement dated as of December 21, 2018, among InvenTrust Properties Corp., as borrower, KeyBank National Association, as Administrative Agent, KeyBanc Capital Markets Inc. and Wells Fargo Securities, LLC, as Joint Book Managers, KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., Bank of America, N.A., PNC Bank, National Association, and BMO Harris Bank, N.A., as Joint Lead Arrangers, Wells Fargo Bank, National Association, and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, Bank of America, N.A., PNC Bank, National Association, and BMO Harris Bank, N.A., as Co-Documentation Agents, and the other lenders from time to time party thereto.

10.4
Subsidiary Guaranty dated as of December 21, 2018, by certain subsidiaries of InvenTrust Properties Corp. to and for the benefit of KeyBank National Association, individually and as Administrative Agent.

99.1	Press Release of InvenTrust Properties Corp., dated as of December 31, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVENTRUST PROPERTIES CORP.

Date: December 31, 2018	By:	/s/ Christy L. David
	Name:	Christy L. David
	Title:	General Counsel, Executive Vice President & Secretary